                   RESTATED AND CONSOLIDATED CREDIT AGREEMENT

                                      AMONG

                           CANAAN ENERGY CORPORATION;
                               INDIAN OIL COMPANY;
        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP;
        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP;
        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP;
             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP;
        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP;
           CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP;
             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP;
           CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                                       AND

                          BANK ONE, OKLAHOMA, N.A. AND
                             THE INSTITUTIONS HEREIN
                                    AS BANKS

                                       AND

                            BANK ONE, OKLAHOMA, N.A.,
                                    AS AGENT

                                       AND

                            BANC ONE CAPITAL MARKETS
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER


                                OCTOBER 23, 2000

                                TABLE OF CONTENTS


                                                                                         Page No.

1.       DEFINITIONS............................................................................2

2.       COMMITMENTS OF THE BANK...............................................................12
                  (a)   TERMS OF REVOLVING COMMITMENT..........................................12
                  (b)   PROCEDURE FOR BORROWING................................................12
                  (c)   LETTERS OF CREDIT......................................................13
                  (d)   PROCEDURE FOR OBTAINING LETTERS OF CREDIT..............................14
                  (e)   VOLUNTARY REDUCTION OF REVOLVING COMMITMENT............................14
                  (f)   MANDATORY COMMITMENT REDUCTIONS........................................14
                  (g)   SEVERAL OBLIGATIONS....................................................15

3.       NOTES EVIDENCING LOANS................................................................15
                  (a)   FORM OF REVOLVING NOTES................................................15
                  (b)   ISSUANCE OF ADDITIONAL NOTES...........................................15
                  (c)   INTEREST RATE..........................................................16
                  (d)   PAYMENT OF INTEREST....................................................16
                  (e)   PAYMENT OF PRINCIPAL...................................................16
                  (f)   PAYMENT TO BANKS.......................................................16
                  (g)   SHARING OF PAYMENTS, ETC...............................................16
                  (h)   NON-RECEIPT OF FUNDS BY THE AGENT......................................17

4.       INTEREST RATES........................................................................17
                  (a)   OPTIONS................................................................17
                  (b)   INTEREST RATE DETERMINATION............................................18
                  (c)   CONVERSION OPTION......................................................18
                  (d)   RECOUPMENT.............................................................18

5.       CHANGE OF CIRCUMSTANCES...............................................................19
                  (a)   UNAVAILABILITY OF FUNDS OR INADEQUACY OF PRICING.......................19
                  (b)   CHANGE IN LAWS.........................................................19
                  (c)   INCREASED COST OR REDUCED RETURN.......................................19
                  (d)   REPLACEMENT BANKS......................................................21
                  (e)   DISCRETION OF BANK AS TO MANNER OF FUNDING.............................22
                  (f)   BREAKAGE FEES..........................................................22

6.       COLLATERAL SECURITY...................................................................23
                  (a)   PLEDGE OF COLLATERAL...................................................23
                  (b)   DOCUMENTATION AND TITLE REVIEW.........................................24


                                                 i


                  (c)   LETTERS IN LIEU OF TRANSFER ORDERS.....................................24
                  (d)   PLEDGE OF STOCK AND PARTNERSHIP INTERESTS..............................25

7.       BORROWING BASE........................................................................25
                  (a)   INITIAL BORROWING BASE.................................................25
                  (b)   SUBSEQUENT DETERMINATIONS OF BORROWING BASE............................25

8.       FEES..................................................................................27
                  (a)   COMMITMENT FEE.........................................................27
                  (b)   THE LETTER OF CREDIT FEE...............................................27
                  (c)   OTHER FEES.............................................................27

9.       PREPAYMENTS...........................................................................27
                  (a)   VOLUNTARY PREPAYMENTS..................................................27
                  (b)   MANDATORY PREPAYMENT FOR BORROWING BASE DEFICIENCY.....................27

10.      REPRESENTATIONS AND WARRANTIES........................................................28
                  (a)   CREATION AND EXISTENCE.................................................28
                  (b)   POWER AND AUTHORITY....................................................28
                  (c)   BINDING OBLIGATIONS....................................................28
                  (d)   NO LEGAL BAR OR RESULTANT LIEN.........................................28
                  (e)   NO CONSENT.............................................................28
                  (f)   FINANCIAL CONDITION....................................................29
                  (g)   LIABILITIES............................................................29
                  (h)   LITIGATION.............................................................29
                  (i)   TAXES; GOVERNMENTAL CHARGES............................................29
                  (j)   TITLES, ETC............................................................29
                  (k)   DEFAULTS...............................................................30
                  (l)   CASUALTIES; TAKING OF PROPERTIES.......................................30
                  (m)   USE OF PROCEEDS; MARGIN STOCK..........................................30
                  (n)   LOCATION OF BUSINESS AND OFFICES.......................................30
                  (o)   COMPLIANCE WITH THE LAW................................................30
                  (p)   NO MATERIAL MISSTATEMENTS..............................................31
                  (q)   ERISA..................................................................31
                  (r)   PUBLIC UTILITY HOLDING COMPANY ACT.....................................31
                  (s)   SUBSIDIARIES...........................................................31
                  (t)   ENVIRONMENTAL MATTERS..................................................31
                  (u)   LIENS..................................................................31
                  (v)   GAS CONTRACTS..........................................................31
                  (w)   PLAN OF COMBINATION....................................................32

11.      CONDITIONS OF LENDING.................................................................32


                                                 ii


12.      AFFIRMATIVE COVENANTS.................................................................36
                  (a)   FINANCIAL STATEMENTS AND REPORTS.......................................36
                  (b)   CERTIFICATES OF COMPLIANCE.............................................37
                  (c)   TAXES AND OTHER LIENS..................................................37
                  (d)   COMPLIANCE WITH LAWS...................................................37
                  (e)   FURTHER ASSURANCES.....................................................38
                  (f)   PERFORMANCE OF OBLIGATIONS.............................................38
                  (g)   INSURANCE..............................................................38
                  (h)   ACCOUNTS AND RECORDS...................................................38
                  (i)   RIGHT OF INSPECTION....................................................38
                  (j)   NOTICE OF CERTAIN EVENTS...............................................39
                  (k)   ERISA INFORMATION AND COMPLIANCE.......................................39
                  (l)   ENVIRONMENTAL REPORTS AND NOTICES......................................39
                  (m)   COMPLIANCE AND MAINTENANCE.............................................40
                  (n)   OPERATION OF PROPERTIES................................................40
                  (o)   COMPLIANCE WITH LEASES AND OTHER INSTRUMENTS...........................40
                  (p)   CERTAIN ADDITIONAL ASSURANCES REGARDING MAINTENANCE
                           AND OPERATIONS OF PROPERTIES........................................41
                  (q)   SALE OF CERTAIN ASSETS/PREPAYMENT OF PROCEEDS..........................41
                  (r)   TITLE MATTERS..........................................................41
                  (s)   CURATIVE MATTERS.......................................................42
                  (t)   CHANGE OF PRINCIPAL PLACE OF BUSINESS..................................42
                  (u)   OPERATING ACCOUNTS.....................................................42
                  (v)   ADDITIONAL PROPERTY....................................................42
                  (w)   LETTERS IN LIEU OF TRANSFER ORDERS.....................................43
                  (x)   DIVISION ORDERS........................................................43
                  (y)   TAKE OR PAY AGREEMENT..................................................43
                  (z)   ENTITY EXISTENCE.......................................................43
                  (aa)  OWNERSHIP..............................................................43
                  (ab)  PAYMENT OF DEBT........................................................43
                  (ac)  USE OF PROCEEDS........................................................44

13.      NEGATIVE COVENANTS....................................................................44
                  (a)   NEGATIVE PLEDGE........................................................44
                  (b)   CURRENT RATIO..........................................................45
                  (c)   MINIMUM DEBT SERVICE COVERAGE RATIO....................................45
                  (d)   MINIMUM TANGIBLE NET WORTH.............................................45
                  (e)   DEBT TO EBITDA RATIO...................................................45
                  (f)   CONSOLIDATIONS AND MERGERS.............................................45
                  (g)   DEBTS, GUARANTIES AND OTHER OBLIGATIONS................................45
                  (h)   DIVIDENDS OR DISTRIBUTIONS.............................................46
                  (i)   LOANS AND ADVANCES.....................................................46
                  (j)   SALE OR DISCOUNT OF RECEIVABLES........................................46


                                                iii


                  (k)   NATURE OF BUSINESS.....................................................46
                  (l)   TRANSACTIONS WITH AFFILIATES...........................................47
                  (m)   HEDGING TRANSACTIONS...................................................47
                  (n)   INVESTMENTS............................................................47
                  (o)   AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS.......................48
                  (p)   LEASES.................................................................48
                  (q)   ACCOUNTS PAYABLE.......................................................48
                  (r)   ISSUANCE OF PREFERRED STOCK............................................48
                  (s)   CHANGE IN OWNERSHIP OR STRUCTURE.......................................48
                  (t)   PREPAYMENTS............................................................48
                  (u)   STOCK OR INTEREST REPURCHASE...........................................48
                  (v)   CHANGE IN MANAGEMENT...................................................48

14.      EVENTS OF DEFAULT.....................................................................49

15.      THE AGENT AND THE BANKS...............................................................51
                  (a)   APPOINTMENT AND AUTHORIZATION..........................................51
                  (b)   NOTE HOLDERS...........................................................52
                  (c)   CONSULTATION WITH COUNSEL..............................................52
                  (d)   DOCUMENTS..............................................................52
                  (e)   RESIGNATION OR REMOVAL OF AGENT........................................52
                  (f)   RESPONSIBILITY OF AGENT................................................53
                  (g)   INDEPENDENT INVESTIGATION..............................................54
                  (h)   INDEMNIFICATION........................................................55
                  (i)   BENEFIT OF SECTION 15..................................................55
                  (j)   PRO RATA TREATMENT.....................................................55
                  (k)   ASSUMPTION AS TO PAYMENTS..............................................55
                  (l)   OTHER FINANCINGS.......................................................56
                  (m)   INTERESTS OF BANKS.....................................................56
                  (n)   INVESTMENTS............................................................56

16.      EXERCISE OF RIGHTS....................................................................56

17.      NOTICES...............................................................................57

18.      EXPENSES..............................................................................57

19.      INDEMNITY.............................................................................57

20.      GOVERNING LAW.........................................................................58

21.      INVALID PROVISIONS....................................................................58


                                                 iv


22.      MAXIMUM INTEREST RATE.................................................................59

23.      AMENDMENTS............................................................................59

24.      MULTIPLE COUNTERPARTS.................................................................59

25.      CONFLICT..............................................................................59

26.      SURVIVAL..............................................................................60

27.      PARTIES BOUND.........................................................................60

28.      ASSIGNMENTS AND PARTICIPATIONS........................................................60

29.      CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION.......................62

30.      WAIVER OF JURY TRIAL..................................................................62

31.      OTHER AGREEMENTS......................................................................62

32.      FINANCIAL TERMS.......................................................................62

33.      FRAUDULENT CONVEYANCE SAVINGS CLAUSE..................................................63

34.      AUTHORITY OF CANAAN...................................................................63


EXHIBITS
--------

Exhibit "A"       -        Notice of Borrowing
Exhibit "B"       -        Revolving Note
Exhibit "C"       -        Certificate of Compliance
Exhibit "D"       -        Form of Assignment and Acceptance Agreement
Exhibit "E"       -        Certificate Regarding Solvency

SCHEDULES
---------

Schedule 1        -        Liens
Schedule 2        -        Financial Condition
Schedule 3        -        Liabilities
Schedule 4        -        Litigation
Schedule 5        -        Subsidiaries
Schedule 6        -        Environmental Matters
Schedule 7        -        Gas Contract
Schedule 8        -        Title Matters
Schedule 9        -        Curative Matters

                            RESTATED AND CONSOLIDATED
                                CREDIT AGREEMENT

         THIS RESTATED AND CONSOLIDATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 23rd day of October, 2000, by and among CANAAN ENERGY CORPORATION, an Oklahoma corporation, formerly named Coral Reserves Group, Ltd. ("Canaan"), INDIAN OIL COMPANY, an Oklahoma corporation ("Indian"); CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP, an Oklahoma limited partnership; CORAL RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP, an Oklahoma limited partnership (collectively, the "Coral Group" and together with Canaan and Indian the "Borrowers" and each may be individually referred to herein as a "Borrower") and BANK ONE, OKLAHOMA, N.A., a national banking association ("Bank One"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Agent ("Agent").


                              W I T N E S S E T H:

         WHEREAS, on December 22, 1997 Indian entered into a Credit Agreement with Bank One whereby Bank One provided Indian with a reducing revolving line of credit in the maximum amount of $50,000,000.00 which such agreement has been amended from time to time thereafter (the "Indian Agreement"); and

         WHEREAS, pursuant to the Indian Agreement, Indian executed and delivered various loan documents including a promissory note, mortgages, deeds of trust and other documents (the "Indian Loan Documents"); and

         WHEREAS, on varying dates, Canaan and each member of the Coral Group entered into its own separate loan agreement with Bank One whereby Bank One provided each member of the Coral Group with a line of credit in the combined amount of $9,975,000.00 (the "Coral Agreements"); and

         WHEREAS, pursuant to the Coral Agreements, each member of the Coral Group executed and delivered various loan agreements, promissory notes, mortgages, deeds of trust and other documents (the "Coral Loan Documents"); and

         WHEREAS, Borrowers have entered into and agreed upon a Plan of Combination (hereafter defined) whereby, among other things (i) Canaan will acquire all of the limited partners' interests in the Coral Group, (ii) Canaan will acquire 100% of the stock of each general partner of each limited partnership which is part of the Coral Group, (iii) Canaan will acquire 100% of the stock of Indian, (iv) Canaan will acquire 100% of the stock of Canaan Securities, Inc.; and

         WHEREAS, the Borrowers and Banks have agreed to consolidate and restate the Indian Agreement and the Coral Agreements into a credit facility which such facility shall also add Canaan as a Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree to restate the Indian Agreement and the Coral Agreements as follows:

         1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Bank", "Banks", "Bank One", "Borrower", "Borrowers", "Coral Agreement", "Coral Group", "Coral Loan Documents", "Indian", "Indian Agreement", and "Indian Loan Documents" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

                  "ADVANCE OR ADVANCES" shall mean a loan or loans hereunder.

                  "AFFILIATE" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a general partner or an executive officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

                  "ALTERNATE BASE RATE" shall mean a fluctuating rate of interest equal to the higher of (i) a rate per annum equal to the Prime Rate or (ii) the sum of the Federal Funds Effective Rate most recently determined by the Agent plus one half of one percent (1/2%) per annum.

                  "APPLICABLE MARGIN" means the number of Basis Points per annum set forth below, determined as a function of the Utilization
         Percentage:

         ============================= ======================== ======================== =====================
                                            LIBOR MARGIN          ALTERNATE BASE RATE         COMMITMENT
           UTILIZATION PERCENTAGE                                       MARGIN                    FEE
         ----------------------------- ------------------------ ------------------------ ---------------------
         GREATER THAN OR EQUAL TO 90%                      225                       75                    50
         ----------------------------- ------------------------ ------------------------ ---------------------
         GREATER THAN OR EQUAL TO 75%
         but LESS THAN 90%                                 200                       50                  37.5
         ----------------------------- ------------------------ ------------------------ ---------------------
         GREATER THAN OR EQUAL TO 50%
         but LESS THAN 75%                                 175                       25                  37.5
         ----------------------------- ------------------------ ------------------------ ---------------------
         LESS THAN 50%                                     150                        0                    25
         ============================= ======================== ======================== =====================

                  "ASSIGNMENT AND ACCEPTANCE" shall mean a document substantially in the form of Exhibit "D" hereto.

                  "BASIS POINT" means one one-hundredth of one percent (0.01%).

                  "BORROWING BASE" shall mean the value assigned by the Banks from time to time to the Oil and Gas Properties pursuant to Section 7 hereof. As of the date of closing hereof, the Borrowing Base shall be $34,250,000.00. It is contemplated that MidFirst Bank shall become one of the Banks with a Revolving Commitment equal to that of Local Oklahoma Bank, N.A. If MidFirst Bank does, in fact, execute this Agreement within thirty (30) days from the date hereof, the Borrowing Base shall increase to $42,965,000 (after allowing for a Monthly Commitment Reduction) and shall remain at such amount until the next determination of the Borrowing Base pursuant to Section 7(b) hereof. In the event MidFirst Bank elects to not execute this Agreement within the aforementioned thirty (30) day period, the Borrowing Base shall remain at $34,250,000 as reduced by any Monthly Commitment Reductions. Further, if Agent is required to market this facility, additional fees may be assessed.

                  "BORROWING DATE" shall mean the date elected by Borrowers pursuant to Section 2(b) hereof for an Advance on the Revolving Loan.

                  "BUSINESS DAY" shall mean the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Oklahoma City, Oklahoma.

                  "CHANGE OF MANAGEMENT" shall occur if there is any material change in the management personnel of any Borrower. A material change shall be deemed to have occurred if either John K. Penton or Leo E. Woodard ever cease to hold a key, as determined by Banks, management position with the Borrowers.

                  "COMMITMENT FEE" shall mean that certain fee payable by Borrowers for the ratable Bank for maintaining funds available for Borrowers and determined as set forth in the definition of Applicable Margin based on the amount of the Revolving Commitment in effect for the applicable period.

                  "CONTESTED IN GOOD FAITH" shall mean a matter (a) which is being contested in good faith by or on behalf of any Person, by appropriate and lawful proceedings diligently conducted, satisfactory to the Bank, and for which a reserve has been established in an amount determined in accordance with GAAP, (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially detract from the value of the Collateral (set forth herein in Section
         3), materially jeopardize the rights of the Bank or the Borrower with respect thereto, materially interfere with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect.

                  "CORPORATE BORROWERS" shall refer to those Borrowers organized as a corporation pursuant to the laws of any state of the United States of America.

                  "CURRENT ASSETS" shall mean the total of the Borrowers' consolidated current assets determined in accordance with GAAP, plus, as of any date, the current unused availability on the Revolving Commitment.

                  "CURRENT LIABILITIES" shall mean the total of Borrowers' consolidated current obligations as determined in accordance with GAAP, excluding therefrom as of any date current maturities due on the Revolving Loan.

                  "DEBT" shall mean, with respect to any Person, all obligations and liabilities of such Person to any other Person including, without limitation, all debts, claims, overdrafts, contingent liabilities and indebtedness heretofore, now and/or from time to time hereafter owing, due or payable, however, evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law or otherwise as shown in Borrowers' Financial Statements..

                  "DEBT SERVICE COVERAGE RATIO" shall mean for any quarterly fiscal period the sum of (i) Net Income; (ii) interest expense; (iii) non-cash charges (such as depreciation, depletion and amortization, and writedowns from impairment of Oil and Gas Properties); (iv) deferred income tax expense, and excluding gains or losses arising from the sale of capital assets less cash dividends, all as determined in accordance with GAAP for such period, DIVIDED BY the greater of (i) the sum of the Monthly Commitment Reductions for the quarter being tested or (ii) 1/28th of the outstanding balance of the Loan at the end of such quarter, PLUS any other current maturities of long term debt outstanding at such quarter end including obligations under Capital Leases, PLUS interest expense for such quarter.

                  "DEFAULT" shall mean any Event of Default and the occurrence of an event or condition which would with the giving of any requisite notice and/or passage of time or both constitute an Event of Default.

                  "DEFAULT RATE" shall mean a per annum variable rate of interest equal to the interest rates then otherwise applicable hereunder as then in effect plus two percent (2%) per annum, calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Maximum Rate.

                  "DEFAULTING BANK" the term "Defaulting Bank" is used herein as defined in Section 3(g) hereof.

                  "EFFECTIVE DATE" shall mean the date of this Agreement.

                  "ELIGIBLE ASSIGNEE" shall mean any of (i) a Bank or any Affiliate of a Bank; (ii) a commercial bank or federal savings association organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial banking and that (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and (vi) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of any Borrower shall be an Eligible Assignee.

                  "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, ET SEQ., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, ET SEQ., the Clean Air Act, 42 U.S.C.A. Section 1251, ET SEQ., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, ET SEQ., The Oil Pollution Act of 1990, 33 U.S.G. Section 2701, ET SEQ., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C.
         Section 9601, ET SEQ., as amended, as each of the foregoing may be amended from time to time.

                  "ENVIRONMENTAL LIABILITY" shall mean any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole discretion.

                  "FINANCIAL STATEMENTS" shall mean balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  "INTEREST PAYMENT DATE" shall mean (i) the last day of each month for Loans accruing interest based upon the Alternate Base Rate and (ii) the last day of each Interest Period for Loans accruing interest based upon the LIBOR Rate (except for Interest Periods longer than three months in which event the Interest Payment Date will be on the last day of each third month after the start of the Interest Period.

                  "INTEREST PERIOD" shall mean with respect to any LIBOR Loan
         (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrowers pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2), three (3) or six

         (6) months thereafter, as selected by the Borrowers pursuant to
         Section 4(a)(ii); provided, however, that (i) if any LIBOR Interest Period would otherwise expire on a day which is not a London Business Day, such Interest Period shall expire on the next succeeding London Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding London Business Day, (ii) if any LIBOR Interest Period begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last London Business Day of a calendar month, and (iii) any LIBOR Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

                  "LP BORROWERS" shall refer to those Borrowers hereunder organized as a limited partnership pursuant to the laws of any state of the United States of America.

                  "LETTERS OF CREDIT" the term "Letters of Credit" is used herein as defined in Section 2(c) hereof.

                  "LIBOR LOAN" shall mean any loan during any period which bears interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

                  "LIBOR RATE" shall mean the offered rate for the period equal to or next greater than the LIBOR Interest Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two (2) London Business Days prior to the first day of the LIBOR Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Agent from an alternate, substantially similar independent source available to Agent or shall be calculated by Agent by a substantially similar methodology as that theretofore used to determine such offered rate.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

                  "LOAN" shall mean the Revolving Loan.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

                  "LONDON BUSINESS DAY" shall mean a Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

                  "MAJORITY BANKS" shall mean Banks holding 66 2/3% or more of the Revolving Commitments or if the Revolving Commitments have been terminated, Banks holding 66 2/3% or more of the outstanding Loans.

                  "MATERIAL ADVERSE EFFECT" shall mean any circumstance or event which could have a material adverse effect on (i) the consolidated assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Canaan, taken as a whole as if all Borrowers had merged into it, or (ii) the ability of Canaan and the other Borrowers, taken as a whole as discussed above, to carry out their collective business as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet their obligations under the Notes, this Agreement or the other Loan Documents on a timely basis.

                  "MAXIMUM RATE" shall mean at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in such Maximum Rate.

                  "MONTHLY COMMITMENT REDUCTION" as used herein, as defined in
         Section 2(f) hereof.

                  "NET INCOME" shall mean Borrowers' consolidated net income after income taxes calculated in accordance with GAAP.

                  "NOTES" shall mean the Revolving Notes, substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loan, together with all modifications, renewals and extensions thereof or any part thereof.

                  "OIL AND GAS PROPERTIES" shall mean all oil, gas and mineral properties and interests, related personal properties, in which Borrowers grant to the Banks either (i) a first and prior lien and security interest pursuant to Section 6 hereof or (ii) a negative pledge pursuant to Section 13(a) below.

                  "OTHER FINANCING" the term "Other Financing" is used herein as defined in Section 15(l) hereof.

                  "PAYOR" the term "Payor" is used herein as defined in Section 3(h)hereof.

                  "PERMITTED LIENS" shall mean (i) royalties, overriding royalties, reversionary interests, production payments and similar burdens; (ii) joint operating agreements, sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive either Borrower of any material right in respect of any such

         Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being Contested in Good Faith; (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of either Borrower's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect;
         (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by any Borrower in connection with the construction, maintenance, development, transportation, storage or operation of such Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being Contested in Good Faith; (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting any Borrower's assets and properties which were in existence at the time such Borrower's assets and properties were originally acquired by such Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of such Borrower's assets and properties, considered in the aggregate;
         (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; and (xi) Liens incurred pursuant to the Security Instruments or otherwise created in favor of the Agent or the Banks pursuant to the Loan Documents.

                  "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PLAN OF COMBINATION" shall mean that certain business combination described in the Canaan Energy Corporation Prospectus/Proxy Statement dated August 14, 2000.

                  "PLANS" shall mean any plan subject to Title IV of ERISA and maintained by any Borrower, or any such plan to which any Borrower is required to contribute on behalf of its employees.

                  "PREVIOUS LOAN DOCUMENTS" shall mean the Indian Loan Documents and the Coral Loan Documents.

                  "PRIME RATE" shall mean as of any date, the fluctuating rate of interest per annum equal to the prime rate of interest announced from time to time by Bank One, Oklahoma, N.A. or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "PRIME RATE LOANS" shall mean any loan during any period which bears interest based upon the Prime Rate or which would bear interest based upon the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

                  "PRO RATA OR PRO RATA PART" shall mean for each Bank, (i) for all purposes where no Loan is outstanding, such Bank's Revolving Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Bank bears to the aggregate outstanding Loans owed to all Banks at the time in question.

                  "REIMBURSEMENT OBLIGATIONS" shall mean at any time, the obligations of the Borrowers in respect of all Letters of Credit then outstanding to reimburse amounts actually paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

                  "REQUIRED PAYMENT" the term "Required Payment" is used herein as defined in Section 3(h) hereof.

                  "REVOLVING COMMITMENT" shall mean (A) for all Banks, the LESSER of (i) $100,000,000 or (ii) the Borrowing Base in effect from time to time, in each case as reduced from time to time pursuant to Sections 2 and 7 hereof , and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

                  "REVOLVING COMMITMENT PERCENTAGE" shall mean for each Bank the percentage derived by dividing its Revolving Commitment at the time of the determination by the Revolving Commitments of all Banks at the time of determination. The Revolving Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

                  "REVOLVING LOAN" shall mean the loan or loans made under the Revolving Commitment pursuant to Section 2 hereof.

                  "REVOLVING MATURITY DATE" shall mean October 31, 2003 or as such date may be extended from time to time with the consent of all Banks.

                  "REVOLVING NOTES" shall mean the Revolving Notes described in
         Section 3 hereof.

                  "SECURITY INSTRUMENTS" shall mean collectively this Agreement, all deeds of trust, mortgages, security agreements, assignments of production and financing statements, and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

                  "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by any Borrower or another subsidiary.

                  "TANGIBLE NET WORTH" shall mean, on a consolidated basis, Borrowers' total assets excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items) less total liabilities excluding subordinated debt, if any. As used in this definition, "subordinated debt" shall mean all indebtedness owing by Borrowers, or any one or more of them, which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrowers, or any one or more of them, to Banks.

                  "TOTAL OUTSTANDINGS" shall mean as of any date, the sum of (i) the total principal balance outstanding on the Revolving Notes, plus
         (ii) the total face amount of all outstanding Letters of Credit, plus
         (iii) the total amount of all unpaid Reimbursement Obligations.

                  "TRANCHE" shall mean a LIBOR Loan or a Prime Rate Loan.

                  "UNSCHEDULED REDETERMINATIONS" shall mean a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrowers, (B) at any time it appears to Agent or Majority Banks, in the exercise of their reasonable discretion, that either (i) there has been an unscheduled material decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

                  "UTILIZATION PERCENTAGE" shall mean the ratio of the Total Outstandings to the most recent Borrowing Base, as decreased by Monthly Commitment Reductions to date (as described in Section 2(f) below).

         2.       COMMITMENTS OF THE BANK.

                  (a) TERMS OF REVOLVING COMMITMENT. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to the Borrowers from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as the Borrowers may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. The obligation of the Borrowers hereunder shall be evidenced by this Agreement and the Revolving Notes issued in connection herewith, said Revolving Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $100,000 or a whole number multiple thereof except an Advance of the entire remaining unborrowed Revolving Commitment. Irrespective of the face amount of the Revolving Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment. The total number of Tranches under the Revolving Commitment which may be outstanding at any time hereunder shall never exceed four (4), whether such Tranches are Prime Rate Loans, LIBOR Loans, or a combination thereof. Within the limit of each Bank's Revolving Commitment, the Borrowers may borrow, repay and reborrow under this Section 2 prior to the Revolving Maturity Date.

                  (b) PROCEDURE FOR BORROWING. Whenever the Borrowers or any Borrower desires an Advance hereunder, they, or any one of them, shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Oklahoma City, Oklahoma time, (i) one Business Day prior to the Borrowing Date in the case of the Prime Rate Loan, or (ii) three (3) London Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if at Prime Rate Loan, shall be a Business Day and if a LIBOR Loan, a London Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Prime Rate Loans and/or LIBOR Loans and (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrowers pursuant to
         Section 4 hereof to be applicable thereto. Upon receipt of such Notice, Agent shall advise each Bank thereof; provided, that if the Banks have received at least one (1) day's notice of such Advance prior to funding of a Prime Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Bank shall provide Agent in care of Bank One, Texas, N.A. at its office at 1717 Main Street, Dallas, Texas 75201, not later than 1:00 p.m.,Dallas, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date, Agent shall make available to the Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to the Borrowers in acting upon any Notice of Borrowing which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice, the Borrowers shall have effected Advances hereunder.

                  (c) LETTERS OF CREDIT. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date upon request of Borrowers issue standby and/or commercial Letters of Credit for the account of Borrowers (the "Letters of Credit") in such face amounts as Borrowers may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Revolving Notes. Each Letter of Credit issued for the account of Borrowers hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrowers, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Revolving Maturity Date, and (iii) contain such other terms and provisions as may be reasonably required by Bank. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. The Borrowers hereby unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify Canaan of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Canaan, on behalf of all Borrowers, shall advise the Agent whether or not they intend to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(b) hereof. If Borrowers fail to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Bank of the demand and the failure of the Borrowers to reimburse the Agent, and each Bank shall reimburse the

         Agent for its Revolving Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrowers. All such amounts paid by Agent and/or reimbursed by the Banks shall be treated as an Advance or Advances under the Revolving Commitment, which Advances shall be immediately due and payable and shall bear interest at the Default Rate.

                  (d) PROCEDURE FOR OBTAINING LETTERS OF CREDIT. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2(c) shall be designated by Canaan's, on behalf of all Borrowers, written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Canaan, on behalf of all Borrowers, shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the face amount of all outstanding Letters of Credit plus any Reimbursement Obligations exceeds Two Million Five Hundred Thousand Dollars ($2,500,000.00) or (B) the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. Borrowers agree to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) the otherwise applicable LIBOR Margin on the maximum face amount of the Letter of Credit, or (ii) $500.00. Agent shall keep all amounts up to $500.00 of any letter of credit fee for its own account. Amounts in excess of $500.00 shall be shared on a pro rata basis with the Banks. In addition, Borrowers shall also pay to the Agent, as the Letter of Credit issuer, a fronting fee equal to fifteen (15) Basis Points on the face amount of each Letter of Credit issued hereunder. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

                  (e) VOLUNTARY REDUCTION OF REVOLVING COMMITMENT. The Borrowers may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of $500,000 or more, in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Revolving Notes in the amount by which the outstanding principal balance of the Revolving Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2.

                  (f)      MANDATORY COMMITMENT REDUCTIONS -

                           (i) MONTHLY COMMITMENT REDUCTION. The Borrowing Base
                  and the Revolving Commitment shall be reduced as of the first
                  (1st) day of each month by an amount determined by the Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). The Monthly Commitment Reduction shall be $535,000.00 beginning as of December 1, 2000 and shall continue at such amount until redetermined pursuant to Section 7(b) hereof. If as a result of any such Monthly Commitment Reduction, the Total Outstandings ever exceed the Revolving Commitment then in effect, the Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

                           (ii) OTHER REDUCTIONS. The Borrowing Base shall be
                  reduced from time to time by the amount of any prepayment required by Section 12(q) hereof upon the sale of Oil and Gas Properties. If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, the Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

                  (g) SEVERAL OBLIGATIONS. The obligations of the Banks under the Revolving Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank.

         3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrowers as follows:

                  (a) FORM OF REVOLVING NOTES - The Revolving Loan shall be evidenced by a Note or Notes in the aggregate face amount of $100,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Revolving Note"). Notwithstanding the face amount of the Revolving Notes, the actual principal amount due from the Borrowers to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans. Irrespective of the face amount of the Revolving Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

                  (b) ISSUANCE OF ADDITIONAL NOTES - At the Effective Date there shall be outstanding two (2) Revolving Notes in the aggregate face amount of $100,000,000 payable to the order of Bank One and Local Oklahoma Bank, N.A., respectively. From time to time new Notes may be issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, the Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's Revolving Commitment hereunder. The Notes replaced shall be marked to indicate that they have been replaced and/or returned to the Borrowers.

                  (c) INTEREST RATES - The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

                  (d) PAYMENT OF INTEREST - Interest on the Notes shall be payable on each Interest Payment Date and upon any prepayment of principal.

                  (e) PAYMENT OF PRINCIPAL - Principal of the Revolving Note or Notes shall be due and payable to the Agent for the ratable benefit of the Banks on the Revolving Maturity Date unless earlier due in whole or in part pursuant to Section 2(f) above or as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(b) hereof.

                  (f) PAYMENT TO BANKS - Each Bank's Pro Rata Part of each payment or prepayment of the Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Oklahoma City, Oklahoma, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Oklahoma City, Oklahoma, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

                  (g) SHARING OF PAYMENTS, ETC. - If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

                  (h) NON-RECEIPT OF FUNDS BY THE AGENT - Unless the Agent shall have been notified by a Bank or the Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the overnight federal funds rate.

         4.       INTEREST RATES.

                  (a)      OPTIONS.

                           (i) PRIME RATE LOANS. On Prime Rate Loans the
                  Borrowers agree to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 360 days with respect to the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are advanced to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of
                  (i) the Maximum Rate (defined herein), or (ii) the sum of the Alternate Base Rate plus the Applicable Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Prime Rate Loans shall be payable as specified in Section 3(e) hereof and the interest in respect of each Prime Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

                           (ii) LIBOR LOANS. On LIBOR Loans the Borrowers agree
                  to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are advanced to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate plus the Applicable Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in
                  Section 3(e) hereof and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon three (3) London Business Days' written notice prior to the making by the Banks of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent
                  Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three (3) or six
                  (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all maturing LIBOR Loans to Prime Rate Loans.

                  (b) INTEREST RATE DETERMINATION. The Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the provisions of this Agreement. The Agent shall give prompt notice to the Borrowers and the Banks of each rate of interest so determined and its determination thereof shall be conclusive absent error.

                  (c) CONVERSION OPTION. Borrowers may elect from time to time
         (i) to convert all or any part of its LIBOR Loans to Prime Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Oklahoma City, Oklahoma time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of a LIBOR Loan shall only be made on the last day of the LIBOR Interest Period with respect thereof, (ii) to convert all or any part of its Prime Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election three (3) London Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a London Business Day or a Business Day, as the case may be, on the next succeeding London Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Notes.

                  (d) RECOUPMENT. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

         5.       CHANGE OF CIRCUMSTANCES.

                  (a) UNAVAILABILITY OF FUNDS OR INADEQUACY OF PRICING. In the event that, in connection with any proposed LIBOR Loan, the Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Banks of funding LIBOR Loans for such LIBOR Interest Period, the Agent shall give notice of such determination to the Borrowers and the Banks, whereupon, until the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue or convert Loans into LIBOR Loans shall be suspended, and all Loans to Borrowers shall be Prime Rate Loans during the period of suspension.

                  (b) CHANGE IN LAWS. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund LIBOR Loans hereunder, then such Bank shall promptly notify Borrowers in writing and such Bank's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain LIBOR Loans. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrowers may convert such LIBOR Loans at such appropriate time to Prime Rate Loans.

                  (c)      INCREASED COST OR REDUCED RETURN.

                           (i) If, after the date hereof, the adoption of any
                  applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                                    (A) shall subject such Bank to any tax,
                           duty, or other charge with respect to any LIBOR Loans, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any LIBOR Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank);

                                    (B) shall impose, modify, or deem applicable
                           any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank, including the Revolving Commitment of such Bank hereunder; or

                                    (C) shall impose on such Bank or on the
                           London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any LIBOR Loans or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any LIBOR Loans, then Borrowers shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrowers under this Section 5(c), Borrowers may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue LIBOR Loans, or to convert all or part of the LIBOR Loan owing to such Bank to Prime Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); PROVIDED that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                           (ii) If, after the date hereof, any Bank shall have
                  determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                           (iii) Each Bank shall promptly notify Borrowers and
                  Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5(c) shall furnish to Borrowers and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                           (iv) Any Bank giving notice to the Borrowers through
                  the Agent, pursuant to Section 5(c) shall give to the Borrowers a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

                           (v) Within five (5) Business Days after receipt by
                  the Borrowers of any notice referred to in Section 5(c), the Borrowers shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be; provided, that the Borrowers shall not be obligated to compensate such Bank for any increased costs, reduced payments or increased capital requirements to the extent that such Bank incurs the same prior to a date six (6) months before such Bank gives the required notice.

                  (d)      REPLACEMENT BANKS.

                           (i) If any Bank has notified Canaan and the Agent of
                  its incurring additional costs under Section 5, then the Borrowers may, unless such Bank has notified the Borrowers that the circumstances giving rise to such notice no longer apply, terminate, in whole or in part, the Revolving Commitment of such Bank (other than the Agent) (the "TERMINATED LENDER") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "NOTICE OF TERMINATION").

                           (ii) In order to effect the termination of the
                  Revolving Commitment of the Terminated Lender, the Borrowers shall: (i) obtain an agreement with one or more Banks to increase their Revolving Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Revolving Commitment or Commitments; PROVIDED, HOWEVER, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment and Acceptance (the Banks or other banking institutions that agree to accept in whole or in part the Revolving Commitment of the Terminated Lender being referred to herein as the "REPLACEMENT BANKS"), such that the aggregate increased and/or accepted Revolving Commitment of the Replacement Banks under clauses (i) and (ii) above equal the Revolving Commitment of the Terminated Lender.

                           (iii) The Notice of Termination shall include the
                  name of the Terminated Lender, the date the termination will occur (the "LENDER TERMINATION DATE"), and the Replacement Bank or Replacement Banks to which the Terminated Lender will assign its Revolving Commitment and, if there will be more than one Replacement Bank, the portion of the Terminated Lender's Revolving Commitment to be assigned to each Replacement Bank.

                           (iv) On the Lender Termination Date, (i) the
                  Terminated Lender shall by execution and delivery of an Assignment and Acceptance assign its Revolving Commitment to the Replacement Bank or Replacement Banks (pro rata, if there is more than one Replacement Bank, in proportion to the portion of the Terminated Lender's Revolving Commitment to be assigned to each Replacement Bank) indicated in the Notice of Termination and shall assign to the Replacement Bank or Replacement Banks each of its Revolving Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid, (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Bank or Replacement Banks (pro rata as aforesaid),
                  (iii) the Replacement Bank or Replacement Banks shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Bank or Replacement Banks will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 28, and the Terminated Lender will have the rights and benefits of an assignor under Section
                  28. To the extent not in conflict, the terms of Section 28 shall supplement the provisions of this Section 5. For each assignment made under this Section 5, the Replacement Lender shall pay to the Agent the processing fee provided for in
                  Section 28. The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth herein.

                  (e) DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the LIBOR Interest Period applicable to such LIBOR Loan and bearing an interest rate to the applicable interest rate for such LIBOR Period.

                  (f) BREAKAGE FEES. Without duplication under any other provision hereof, if any Bank incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks) as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

                           (i) any payment, prepayment or conversion of a LIBOR
                  Loan on a date other than the last day of its LIBOR Interest Period (whether by acceleration, prepayment or otherwise);

                           (ii) any failure to make a principal payment of a
                  LIBOR Loan on the due date thereof; or

                           (iii) any failure by the Borrowers to borrow,
                  continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(b) or 4(c) hereof;

         then the Borrowers shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrowers and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

         6.       COLLATERAL SECURITY.

                  (a) PLEDGE OF COLLATERAL. To secure the performance by Borrowers of their obligations under the Indian Loan Documents and the Coral Loan Documents, Borrowers have heretofore granted and assigned to Bank One a first and prior lien on certain of their respective Oil and Gas Properties, certain related equipment, oil and gas inventory and the proceeds of the foregoing. The Debt evidenced by the Previous Loan Documents is now evidenced by the Loan Documents. Contemporaneously with the execution of this Agreement and the Notes, the Borrowers shall
         (i) grant and assign to Agent for the ratable benefit of the Banks a first and prior Lien on certain of its Oil and Gas Properties, certain related equipment, oil and gas inventory, certain bank accounts and proceeds of the foregoing, and/or (ii) amend and/or restate certain Security Instruments already in place in order to memorialize the agency relationship between Bank One and the Banks and to recognize the increased indebtedness. The Liens held by Bank One on the Oil and Gas Properties shall be assigned, as of the Effective Date, to the Agent for the ratable benefit of the Banks. The Oil and Gas Properties heretofore and herewith mortgaged to the Agent shall represent not less than 90% of the Engineered Value (as hereinafter defined) of Borrowers' Oil and Gas Properties as of the Effective Date. Obligations arising from transactions between Borrowers and one or more of the Banks providing for the hedging, forward sale or swap or crude oil or natural gas or interest rate protection ("Hedging Obligations") shall be secured by the Collateral described herein. The Hedging Obligations shall be secured and repaid on a pari passu basis with the indebtedness and obligations of the Borrowers under the Loan Documents. All Oil and Gas Properties and other collateral in which Borrowers have heretofore granted to Bank One, or herewith grant or hereafter grant to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

                  (b) DOCUMENTATION AND TITLE REVIEW. The granting and assigning of such security interests and Liens by Borrowers shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrowers shall furnish to the Agent mortgage and title opinions or other title information satisfactory to Agent with respect to the title and Lien status of Borrowers' interests in not less than 90% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Banks, pursuant to Sections 7 and 12 hereof. Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' security interests and Liens in the Collateral or any part thereof.

                  (c) LETTERS IN LIEU OF TRANSFER ORDERS. The Borrowers shall provide the Agent for the benefit of the Banks, undated letters in lieu of transfer orders, in form and substance satisfactory to Agent, from the Borrowers to each purchaser of hydrocarbons and disburser proceeds of hydrocarbons from and attributable to the Oil and Gas Properties, together with additional letters with addresses left blank authorizing and directing the addressees to make future payments attributable to hydrocarbons from the Oil and Gas Properties directly to the Agent for the benefit of the Banks. The Banks agree that none of the letters in lieu of transfer orders provided by the Borrowers pursuant to this
         Section 6(c) will be sent to the addressee prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any of its other rights and remedies, send any and all of such letters to such addressees; provided, however, that upon the occurrence of an Event of Default other than those specified in Sections 14(f) and (g), the Agent shall not send any or all of such letters until the applicable period to cure, if any, such Default has lapsed without such Default being cured. Borrowers hereby designate the Agent as its agent and attorney-in-fact, to act in its name, place and stead for the purpose of completing and delivering any and all letters in lieu of transfer orders delivered by the Borrowers to the Agent for the benefit of the Banks pursuant to Sections 6(c) and 11(a)(viii) hereof, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Borrowers hereby ratify and confirm all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Effective Date and shall remain in full force and effect and shall be irrevocable until the obligations, if any, of the Agent hereunder have terminated and the full satisfaction of all obligations due hereunder or under the Notes. The powers conferred on Agent by this appointment may only be exercised by the Agent by execution by any Person who, at the time of exercise, is an officer of the Agent, and are solely to protect the interests of the Agent and the Banks under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives or has expressly directed that others receive as a result of the exercise of such powers and shall not be responsible to the Borrowers, or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                  (d) PLEDGE OF STOCK AND PARTNERSHIP INTERESTS. As additional security for the payment and performance of this Agreement and all obligations represented by the Notes, Canaan shall pledge 100% of its ownership interest in Indian, Coral Reserves, Inc., Coral Reserves Energy Corp., and each of the LP Borrowers.

         7.       BORROWING BASE.

                  (a) INITIAL BORROWING BASE. At the Effective Date, the Borrowing Base shall be as described in the definition of "Borrowing Base" at Section 1 above.

                  (b) SUBSEQUENT DETERMINATIONS OF BORROWING BASE. Subsequent determinations of the Borrowing Base shall be made by the Banks at least semi-annually on November 1 and May 1 of each year beginning May 1, 2001 or as Unscheduled Redeterminations. In connection with, and as of, each determination of the Borrowing Base, the Banks shall also redetermine the Monthly Commitment Reduction. The Borrowers shall furnish to the Banks as soon as possible but in any event no later than April 1 of each year, beginning April 1, 2001 with an effective date of December 31, 2000, with an engineering report in form and substance satisfactory to the Agent prepared by an independent petroleum engineering firm acceptable to Agent covering the Oil and Gas Properties constituting the Borrowing Base based on a present worth value discounted at ten percent utilizing economic and pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Oil and Gas Properties as the Agent shall deem necessary to determine the value of the Oil and Gas Properties. By October 1 of each year, or within thirty
         (30) days after either (i) receipt of notice from Agent that the Banks require an Unscheduled Redetermination, or (ii) Canaan gives notice to Agent of their desire to have an Unscheduled Redetermination performed, the Borrowers shall furnish to the Banks an engineering report in form and substance satisfactory to Agent prepared by Borrowers' in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Agent shall by notice to the Borrowers no later than May 1 and November 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrowers of the designation by the Banks of the new Borrowing Base and Monthly Commitment Reduction for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Banks, the Agent shall notify the Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base and Monthly Commitment Reduction, and such new Borrowing Base and Monthly Commitment Reduction shall continue until the next Determination Date. If the Borrowers do not furnish all such information, reports and data by any date specified in this Section 7(b), the Banks may nonetheless designate the Borrowing Base and Monthly Commitment Reduction at any amounts which the Banks in their discretion determine and may redesignate the Borrowing Base and Monthly Commitment Reduction from time to time thereafter until the Banks receive all such information, reports and data, whereupon the Banks shall designate a new Borrowing Base and Monthly Commitment Reduction as described above. Each Bank shall determine the amount of the Borrowing Base and Monthly Commitment Reduction based upon the loan collateral value which such Bank in its discretion (using such methodology, assumptions and discounts rates as such Bank customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties and other Collateral of the Borrowers at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrowers and their affiliates) as such Bank customarily considers in evaluating similar oil and gas credits, but such Bank in its discretion shall not be required to give any additional positive value to any Oil and Gas Property over the current economic and pricing parameters used by such Bank for such Determination Date which additional value is derived directly from a hedging, forward sale or swap agreement covering such Oil and Gas Property as of the date of such determination. All determinations or Unscheduled Redeterminations of the Borrowing Base and the Monthly Commitment Reduction require the approval of Majority Banks;
         provided, however, that notwithstanding anything to the contrary herein, the amount of the Borrowing Base may not be increased, nor may the Monthly Commitment Reduction be reduced, without the approval of all Banks. If the Banks cannot otherwise agree on the Borrowing
         Base or the Monthly Commitment Reduction, each Bank shall submit in writing to the Agent its proposed Borrowing Base and Monthly
         Commitment Reduction and the Borrowing Base and Monthly Commitment Reduction shall be set on the basis of the weighted average of the Borrowing Bases and the weighted average of the Monthly Commitment Reductions proposed by the Banks. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 12(q) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(e) and 2(f) hereof. It is expressly understood that the Banks have no obligation to designate the Borrowing Base or the

         Monthly Commitment Reduction at any particular amounts, except in the exercise of their discretion, whether in relation to the Revolving Commitment or otherwise. Provided, however, that the Banks shall not have the obligation to designate a Borrowing Base in an amount in excess of the Revolving Commitment or its legal or internal lending limits.

         8.       FEES.

                  (a) COMMITMENT FEE. The Borrowers shall pay to Agent for the ratable benefit of the Banks the Commitment Fee (calculated on a daily basis). The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning December 31, 2000 with the final fee payment due on the Maturity Date for any period then ending for which the Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, the Borrowers shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Commitment Fee due for the period in which such termination occurs.

                  (b) THE LETTER OF CREDIT FEE. The Borrowers shall pay to the Agent the Letter of Credit fees required above in Section 2(d).

                  (c) OTHER FEES. The Borrowers shall pay to the Agent such other fees as are set forth in that certain letter dated September 14, 2000 from Bank One to Canaan as supplemented by that certain letter dated as of the date hereof from Bank One to Canaan.

         9.       PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. Subject to the provisions of
         Section 5(e) hereof, the Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) London Business Days' notice to Agent in the case of LIBOR Loan Tranches and without notice in the case of Prime Rate Loan Tranches and shall be in a minimum amount of $1,000,000.00 or any larger $100,000 multiple or the unpaid balance on the Notes, whichever is less, plus accrued interest thereon to the date of prepayment.

                  (b) MANDATORY PREPAYMENT FOR BORROWING BASE DEFICIENCY. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Banks pursuant to Section 7(b) hereof, the Borrowers shall, within thirty (30) days after notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Banks in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment. If the Total Outstandings ever exceed the Revolving Commitment as a result of a Monthly Commitment Reduction or any other required reduction in the

         Revolving Commitment, then in such event, Borrowers shall immediately prepay the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

         10. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, the Borrowers hereby, jointly and severally, represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes) that:

                  (a) CREATION AND EXISTENCE. The Corporate Borrowers are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. The LP Borrowers are each a limited partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrowers each have all power and authority to own its properties and assets and to transact the business in which it is engaged.

                  (b) POWER AND AUTHORITY. Borrowers are each duly authorized and empowered to create and issue the Notes; and Borrowers are duly authorized and empowered to execute, deliver and perform their respective Loan Documents, including this Agreement; and all corporation or limited partnership, as the case may be, action on each Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

                  (c) BINDING OBLIGATIONS. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrowers, enforceable in accordance with their respective terms (except that enforcement may be subject to applicable principles of equity and the effect of any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

                  (d) NO LEGAL BAR OR RESULTANT LIEN. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of each Borrower's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Borrower is subject which could reasonable be expected to have a Material Adverse Effect, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of any Borrower, other than those contemplated by this Agreement.

                  (e) NO CONSENT. The execution, delivery and performance by the Borrowers of the Notes and by the Borrowers of their respective Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for (i) consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases, if any, all of which consents have been obtained by the Borrowers.

                  (f) FINANCIAL CONDITION. The audited Financial Statements of Borrowers dated December 31, 1999 and the unaudited Financial Statements of Borrowers dated as of March 30, 2000, which have been delivered to Banks are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of Borrowers on a separate basis as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of any Borrower which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

                  (g) LIABILITIES. No Borrower has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrowers which is reasonably expected to have a Material Adverse Effect.

                  (h) LITIGATION. Except as described in the Financial Statements, or as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrowers threatened against or affecting Borrowers which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

                  (i) TAXES; GOVERNMENTAL CHARGES. Borrowers have each filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

                  (j) TITLES, ETC. Borrowers each have defensible title to all of its respective assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

                  (k) DEFAULTS. No Borrower is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which any Borrower is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

                  (l) CASUALTIES; TAKING OF PROPERTIES. Since the dates of the latest Financial Statements of the Borrowers delivered to Banks, neither the business nor the assets or properties of Borrowers have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                  (m) USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Revolving Commitment may be used by the Borrowers for the purposes of
         (i) financing the Plan of Combination, (ii) refinancing existing Debt, and (iii) general corporate purposes. Neither Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G or U.

                  No Borrower nor any person or entity acting on behalf of any Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

                  (n) LOCATION OF BUSINESS AND OFFICES. The principal place of business and chief executive offices of the Borrowers are located at the address stated in Section 17 hereof.

                  (o) COMPLIANCE WITH THE LAW. To the best of each Borrower's knowledge, no Borrower:

                      (i) is in violation of any law, judgment, decree, order,
                  ordinance, or governmental rule or regulation to which any Borrower, or any of its assets or properties are subject; or

                      (ii) has failed to obtain any license, permit, franchise
                  or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

         which violation or failure is reasonably expected to have a Material Adverse Effect.

                  (p) NO MATERIAL MISSTATEMENTS. No information, exhibit or report furnished by Borrowers to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  (q) ERISA. Borrowers are each in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrowers.

                  (r) PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (s) SUBSIDIARIES. All of the Borrowers' Subsidiaries are listed on Schedule "5" hereto.

                  (t) ENVIRONMENTAL MATTERS. Except as disclosed on Schedule "6", no Borrower (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or
         (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which either Borrower is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

                  (u) LIENS. Except (i) as disclosed on Schedule "1" hereto and
         (ii) for Permitted Liens, the assets and properties of the Borrowers are free and clear of all liens and encumbrances.

                  (v) GAS CONTRACTS. Except as described on Schedule "7" hereto, the Borrowers (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay,", "recoupment," or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, and (b) has not produced gas, in any material amount, subject to, and is not, nor are any of the Oil and Gas Properties, subject to balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrowers have established monetary reserves adequate in an amount to satisfy such obligations and has segregated such reserves from other accounts or the Borrowers' balancing obligations in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (w) PLAN OF COMBINATION. Canaan has received all approvals necessary to consummate the partnership rollup transaction as described in the Plan of Combination and has received all regulatory and legal approvals pertaining to the Plan of Combination.

         11.      CONDITIONS OF LENDING.

                  (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Revolving Commitment shall be subject to satisfaction of the following conditions precedent:

                           (i) EXECUTION AND DELIVERY. The Borrowers shall each have executed and delivered the Agreement, the Notes and other required Loan Documents, and the other Security Instruments, all in form and substance satisfactory to the Agent; Canaan shall have executed and delivered a Pledge Agreement with respect to the Indian stock, the Coral Reserves, Inc. stock, the Coral Reserves Energy Corp. stock and the limited partnership interests in each member of the Coral Group;

                           (ii) LEGAL OPINION. The Agent shall have received from Borrowers' legal counsel a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e), (h) and
                  (w) hereof and (ii) as to such other matters as Agent or its counsel may reasonably request;

                           (iii) RESOLUTIONS, CONSENTS OR AUTHORIZATIONS. The
                  Agent shall have received appropriate certified corporate resolutions of the Corporate Borrowers and resolutions of the general partner of each LP Borrower;

                           (iv) GOOD STANDING. The Agent shall have received evidence of existence and good standing for Borrowers;

                           (v) INCUMBENCY. The Agent shall have received a signed certificate of the secretary or assistant secretary of the corporate Borrowers and the secretary or assistant secretary of the general partner of each LP Borrower, certifying the names of the officers of Borrowers authorized to sign loan documents on behalf of Borrowers, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrowers canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

                           (vi) CERTIFICATE OF INCORPORATION OR LIMITED PARTNERSHIP AND BYLAWS OR PARTNERSHIP AGREEMENT. The Agent shall have received (i) copies of the Certificate of Incorporation of the Corporate Borrowers and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of the Corporate Borrowers and all amendments thereto, certified by the Secretary or Assistant Secretary of such Corporate Borrowers as being true, correct and complete and (ii) copies of the Articles of Limited Partnership of the LP Borrowers and all amendments thereto, certified by the Secretary of State of Oklahoma, and a copy of the Partnership Agreement of the LP Borrowers and all amendments thereto, certified by the general partner of the LP Borrowers as being true, correct and complete;

                           (vii) PRIORITY OF LIENS. The Agent shall have received satisfactory evidence of the first lien status of the Liens granted by Borrowers to the Banks;

                           (viii) LETTERS IN LIEU. The Agent shall have
                  received undated letters in lieu of transfer orders, in form and substance satisfactory to the Agent, from the Borrowers to each purchaser of hydrocarbons and disburser of proceeds of hydrocarbons from and attributable to the Oil and Gas Properties, together with additional letters with the addresses left blank, authorizing and directing the addressees to make future payments attributable to the hydrocarbons from the Oil and Gas Properties directly to the Agent for the benefit of the Banks, all as required by Section 6 hereof;

                           (ix) CERTIFICATE REGARDING SOLVENCY. The Agent shall have received a Certificate substantially in the form of Exhibit E attached hereto from the Comptroller or Chief Financial Officer of each corporate borrower and each general partner of the LP Borrowers.

                           (x) PAYMENT OF FEES. The Agent shall have received payment of all fees due from Borrowers as of the Effective Date.

                           (xi)   REPRESENTATION AND WARRANTIES. The
                  representations and warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                           (xii) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default hereunder under the Previous Loan Documents or under any other material financing obligations;

                           (xiii) OTHER DOCUMENTS. Agent shall have received
                  such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent;

                           (xiv) LEGAL MATTERS SATISFACTORY. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrowers; and

                           (xv) PLAN OF COMBINATION. Borrowers shall have delivered evidence satisfactory to Agent that (i) Borrower, Canaan, has obtained all appropriate and requisite approvals to consummate the Plan of Combination, and (ii) the Plan of Combination has been consummated upon terms previously disclosed to Agent.

                           (xvi) STRUCTURE. The legal structure, organization and ownerships of each Borrower shall be satisfactory to Banks and their counsel.

                           (xvii) LITIGATION. There shall be in existence no
                  injunction or restraining order which, in the reasonable judgment of Agent or its counsel, which prohibit the making of the Revolving Loans or the completion of the Plan of Combination nor shall there be pending or threatened litigation which would be reasonably expected to result in a Material Adverse Effect on Borrowers or their Subsidiaries.

                           (xviii) DUE DILIGENCE. Agent shall have completed its
                  due diligence, and shall be satisfied with the results, of its investigation of Borrowers. Further, all legal, financial, accounting, tax and fiduciary aspects of the Plan of Combination, the organization and ownership of Borrowers.

                           (xix) FINANCIAL INFORMATION. Borrowers shall have provided Agent with (i) June 30, 2000 Financial Statements,
                  (ii) a Compliance Certificate as required pursuant to the Previous Loan Documents, and (iii) an updated pro forma balance sheet, a sources and uses of funds statement and cash flow projections.

                           (xx) INITIAL ENGINEERING REPORT. Agent shall have received a satisfactory third-party engineering report with an effective date of December 31, 1999 on their Oil and Gas Properties subsequent to the Plan of Combination issued by Netherland Sewell & Associates. In addition, Borrowers must provide Agent with an internally prepared engineering report on the same properties with an effective date of June 30, 2000.

                           (xxi) PREVIOUS DEBT. Those certain subordinated debt
                  obligations, referred to herein and in the Previous Loan Documents as the MidFirst Debt, and the INDCO Note, must be paid in full in a manner satisfactory to Agent on or prior to the effective date of the Plan of Combination. The "Coral Production Payment" (as defined in the Previous Loan Documents) must be paid off if either of the following conditions exist: (i) there exist lien rights against any property of a Borrower hereunder securing the Coral Production Payment or (ii) any Person, other than a Borrower, receives any proceeds of the Coral Production Payment.

                           (xxii) DEBT SERVICE CAPITALIZATION. Borrowers pro
                  forma ratio of its Debt to Capitalization shall be no more than 56%. For the purposes hereof, this ratio shall be determined by dividing the Total Outstandings by (i) the Total Outstandings plus Borrowers' reported equity (on a consolidated basis).

                           (xxiii) ENVIRONMENTAL. Agent shall have received all
                  environmental reports available to Borrowers and Agent shall be reasonably satisfied with the contents thereof and the Borrower's plans with respect thereto.

                           (xxiv) REGULATIONS. Borrowers shall be in compliance
                  with all applicable requirements of Regulations U, T, and X of the Board of Governors of the Federal Reserve System.

                  (b) The obligation of the Banks to make any Advance or issue any Letter of Credit under the Revolving Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

                           (i) REPRESENTATION AND WARRANTIES. The
                  representations and warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                           (ii) NO EVENT OF DEFAULT. No Event of Default shall
                  have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

                           (iii) OTHER DOCUMENTS. Agent shall have received such
                  other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

                           (iv) LEGAL MATTERS SATISFACTORY. All legal matters
                  incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers.

         12.      AFFIRMATIVE COVENANTS. A deviation from the provisions of this
Section 12 shall not constitute a Default or Event of Default under this Agreement if such deviation is consented to in writing by the Majority Banks prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

                  (a) FINANCIAL STATEMENTS AND REPORTS. Borrowers shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrowers, as the Agent may reasonably request, and will furnish to the
         Agent:

                           (i) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as
                  available, and in any event within ninety (90) days after the close of each fiscal year beginning with the fiscal year ended December 31, 2000, the annual audited consolidated Financial Statements of Borrowers, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Agent;

                           (ii) QUARTERLY FINANCIAL STATEMENTS. Beginning with
                  quarter ending September 30, 2000, as soon as available, and in any event within forty-five (45) days after the end of the first three fiscal quarters of each year, the quarterly unaudited consolidated Financial Statements of Borrowers prepared in accordance with GAAP;

                           (iii) REPORT ON PROPERTIES. As soon as available and
                  in any event on or before April 1 and October 1 of each calendar year, and at such other times as any Bank, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such
                  Section 7 on the Oil and Gas Properties;

                           (iv) QUARTERLY PRODUCTION REPORTS. Within forty-five
                  (45) days after the end of each quarter, a report setting forth for each month in the quarter, in form and substance satisfactory to the Agent, indicating the immediately preceding quarter's sales volume, sales revenues, production taxes, operating expense and net operating income from or attributable to the Oil and Gas Properties, and any material gas balance liabilities of either Borrower, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such quarter, provide copies of the same, all in form and substance satisfactory to Agent;

                           (v) ADDITIONAL INFORMATION. Promptly upon request of
                  the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

         All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

                  (b) CERTIFICATES OF COMPLIANCE. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof for the months coinciding with the end of each calendar quarter, Canaan, on a consolidated basis and on behalf of all Borrowers, will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "C" attached hereto, signed by the President of each Borrower, (i) stating that each Borrower has fulfilled in all material respects its obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of each Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b), (c), (d), and
         (e) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

                  (c) TAXES AND OTHER LIENS. The Borrowers will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrowers, or upon the income or any assets or property of Borrowers, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrowers and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that neither Borrower shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrowers shall have set up adequate reserves therefor, if required, under GAAP.

                  (d) COMPLIANCE WITH LAWS. Borrowers will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

                  (e) FURTHER ASSURANCES. Upon Agent's request, the Borrowers will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. The Borrowers at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

                  (f) PERFORMANCE OF OBLIGATIONS. The Borrowers will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrowers under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

                  (g) INSURANCE. The Borrowers now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrowers will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrowers in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any properties securing the Obligations shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. Additionally, the Borrowers shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

                  (h) ACCOUNTS AND RECORDS. Borrowers will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrowers' auditors.

                  (i) RIGHT OF INSPECTION. Borrowers will permit any officer, employee or agent of the Banks to examine Borrowers' books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Banks may reasonably request. The Banks will use best efforts to keep all Confidential

         Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Banks', and the Banks' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Banks' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Borrowers furnished by the Borrowers to the Banks, but does not include information (i) which was publicly known, or otherwise known to the Banks, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Banks, or
         (iii) which otherwise becomes known to the Banks, other than through disclosure by the Borrowers.

                  (j) NOTICE OF CERTAIN EVENTS. The Borrowers shall immediately notify the Agent if Borrowers learn of the occurrence of (i) any event which constitutes a Default or Event of Default together with a detailed statement by Borrowers of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrowers, or any of the assets or properties of Borrowers which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between Borrowers and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; (iv) any event or circumstance which requires the prepayment, purchase or redemption of any outstanding public note issue, whether issued prior or subsequent to the Effective Date, with a detailed statement of steps being taken to cure such default or event of default under such instruments, or (v) any other matter which in Borrowers' reasonable opinion could have a Material Adverse Effect.

                  (k) ERISA INFORMATION AND COMPLIANCE. The Borrowers will promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in
         Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrowers specifying the nature thereof, what action Borrowers are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

                  (l) ENVIRONMENTAL REPORTS AND NOTICES. The Borrowers will deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by Borrowers to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrowers' receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a

         Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrowers, and Borrowers shall immediately deliver a copy of any such notice to Agent.

                  (m) COMPLIANCE AND MAINTENANCE. The Borrowers will (i) observe and comply in all material respects with all Environmental Laws (including, but not limited to, "CERCLA") and all laws pertaining to ERISA; (ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrowers exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrowers under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens on the Oil and Gas Properties, except Permitted Liens.

                  (n) OPERATION OF PROPERTIES. Except as provided in Subsection 12(p) and (q) below, the Borrowers will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrowers shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

                  (n) COMPLIANCE WITH LEASES AND OTHER INSTRUMENTS. The Borrowers will pay or cause to be paid and discharged all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrowers (or required to keep unimpaired in all material respects the rights of Borrowers in the Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrowers by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrowers or any of the Oil and Gas Properties and do all other things necessary of Borrowers to keep unimpaired in all material respects the rights of

         Borrowers thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrowers to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrowers from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrowers exercised in good faith, it is not in the best interest of the Borrowers to perpetuate the same.

                  (p) CERTAIN ADDITIONAL ASSURANCES REGARDING MAINTENANCE AND OPERATIONS OF PROPERTIES. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrowers, the Borrowers shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of the Borrowers; however, the Borrowers agree to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

                  (q) SALE OF CERTAIN ASSETS/PREPAYMENT OF PROCEEDS. Except with respect to sales permitted under Section 13(a)(ii)(C) and (D) hereof, the Borrowers will immediately pay over to the Agent for the ratable benefit of the Banks as a prepayment of principal on the Revolving Notes, an amount equal to 100% of the Release Price received by Borrowers from the sale of the Oil and Gas Properties, which sale has been approved in advance by the Majority Banks. The term "Release Price" as used herein shall mean a price determined by the Majority Banks in their discretion based upon the loan collateral value which such Banks in their discretion (using such methodology, assumptions and discounts rates as such Banks customarily use in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assign to such Oil and Gas Properties at the time in question. Any such prepayment of principal on the Revolving Notes required by this Section 12(q), shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or any mandatory prepayment of principal required to be paid pursuant to
         Section 9(b) hereof.

                  (r) TITLE MATTERS. Within ninety (90) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "8" hereto, furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing defensible title of the applicable Borrower to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrowers will promptly (but in no event more than thirty
         (30) days following such mortgaging), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent covering a sufficient value of such Oil and Gas Properties to maintain the required level of title coverage at 81% of the Engineered Value of the total Oil and Gas Properties. Said title information shall show defensible title of the applicable Borrower to such Oil and Gas Properties subject only to Permitted Liens.

                  (s) CURATIVE MATTERS. Within sixty (60) days after the Effective Date with respect to matters listed on Schedule "9" and, thereafter, within sixty (60) days after receipt by Borrowers from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrowers shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrowers elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted.

                  (t) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Borrowers shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

                  (u) OPERATING ACCOUNTS. Borrowers shall establish and maintain with Agent one or more operating accounts (the "Operating Accounts"), the maintenance of each of which shall be subject to such rules and regulations as the Agent shall from time to time specify. Such Operating Accounts shall be the primary oil and gas operating account of the Borrowers for the purpose of depositing proceeds from oil and gas sales received from the Collateral and such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. The Borrowers hereby grant a security interest to Banks in and to the Operating Accounts and all checks, drafts and other items ever received by any Bank for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrowers' obligations hereunder any and all funds legally and beneficially owned by the Borrowers then or thereafter on deposit in the Operating Accounts for the ratable benefit of the Banks. Borrowers shall not redirect the payment of such proceeds of production without the consent of Agent. The setoff rights discussed above apply only to (i) each Borrower's separate depository accounts, and (ii) each Borrower's separate funds in any combined revenue distribution account.

                  (v) ADDITIONAL PROPERTY. Borrowers shall, within five (5) days after receiving a written request thereof from Agent, execute and deliver, or cause to be executed and delivered, such mortgages, deeds of trust, instruments, security agreements, assignments, financing statements, and other documents, as may be reasonably necessary in the opinion of Agent and Agent's counsel, to grant Agent valid first mortgage liens and first, prior and perfected security interests in and to additional Oil and Gas Properties of such value as Agent shall deem necessary to provide additional security for full and prompt payment of all amounts owed hereunder and under the Notes. At Agent's option and on request therefor, Borrowers will furnish Agent title opinions covering such additional Oil and Gas Properties prepared by counsel not employed by Borrowers (or such other evidence to Borrowers' ownership thereof and their revenue interest therein or attributable thereto as Agent may reasonably require), in form and substance satisfactory to Agent, subject only to title defects approved by Agent.

                  (w) LETTERS IN LIEU OF TRANSFER ORDERS. The Borrowers shall promptly upon the reasonable request of the Agent, at any time and from time to time and without limitation on the rights of Agent in accordance with Section 6(c) hereof, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrowers and delivered to the Agent in satisfaction of the conditions set forth in Sections 6(c) and 11(a)(x) hereof, as are necessary or appropriate to transfer and deliver to the Agent for the benefit of the Banks proceeds from or attributable to any Oil and Gas Property or other Collateral; provided, however, that such letters shall only be delivered to the addressees thereof in accordance with the provision of Section 6(c) hereof.

                  (x) DIVISION ORDERS. The Borrowers shall promptly upon request by the Agent at any time and from time to time following the occurrence of any Event of Default and without limitations on the rights of the Agent in accordance with Section 6(c) hereof, execute such division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent for the ratable benefit of the Banks proceeds from the sale of hydrocarbon production from or attributable to any Oil and Gas Property; provided, however, that the Banks shall only send or deliver such division orders and/or transfer orders in accordance with
         Section 6(c) hereof.

                  (y) TAKE OR PAY AGREEMENT. The Borrowers shall, in connection with their delivery of the engineering reports required by Sections 7 and 12 hereof, deliver to Agent copies of contracts or other agreements concerning "take or pay" and "prepayment", and provide notice of all gas balance liabilities of the Borrowers.

                  (z) ENTITY EXISTENCE. With the exception of those actions permitted by Section 13(f) below, each Borrower shall preserve and maintain its existence as a corporation or a limited partnership, as the case may be, and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good practices and in accordance with all valid regulations and orders of any governmental authority.

                  (aa) OWNERSHIP. With the exception of those actions permitted by Section 13(f) below and except as set forth in the Plan of Combination, Canaan shall continue to own 100% of the outstanding voting stock of Indian and of each general partner of the Coral Group and shall continue to own 100% of all limited partnership interests in each member of the Coral Group.

                  (ab) PAYMENT OF DEBT. Borrowers shall pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (iii) all of its other indebtedness, except as prohibited hereunder; provided, however, that Borrowers shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with generally accepted accounting principles.

                  (ac) USE OF PROCEEDS. Borrowers shall only use the proceeds to
         (i) finance the Plan of Combination, including up to $1,000,000.00 for the repurchase of partnership interests in each member of the Coral Group, (ii) refinance existing debts, and (iii) other general corporate or partnership purposes.

         13.      NEGATIVE COVENANTS. A deviation from the provisions of this
Section 13 shall not constitute a Default or an Event of Default under this Agreement if such deviation is consented to in writing by the Majority Banks prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

                  (a) NEGATIVE PLEDGE. Neither Borrowers nor any of their subsidiaries shall without the prior written consent of the Majority
         Banks:

                           (i) create, incur, assume or permit to exist any
                  Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

                           (ii) sell, lease, transfer or otherwise dispose of,
                  in any fiscal year, any of its oil and gas assets except for
                  (A) sales of production from Borrowers' Oil and Gas Properties made in the ordinary course of Borrowers' oil and gas businesses, (B) sales made with the consent of Majority Banks which are made pursuant to, and in full compliance with,
                  Section 12(q) hereof; (C) sales, leases or transfers or other dispositions of Oil and Gas Properties made by Borrowers during any fiscal year, in one or any series of transactions, the aggregate value of which does not exceed $500,000.00 between consecutive Determination Dates if, and only if, such sale, lease, transfer or other disposition does not result in the occurrence of a Default or Event of Default; and (D) an overriding royalty revenue interest in Oil and Gas Properties acquired subsequent to the date hereof of up to one percent (1%) of the interest acquired by the Borrowers per acquisition, in the aggregate and not by individual Borrowers, to distribute to certain employees of Borrowers; provided, however, it is understood that the interest conveyed shall not be included in calculations of the Borrowing Base. Further, Neither Borrowers nor any of their Subsidiaries shall, without the prior written consent of Majority Banks, sell, lease, transfer or otherwise dispose of any oil and gas assets to any other Borrower or Subsidiary unless such disposition is permitted by Section 13(f).

                  (b) CURRENT RATIO. Canaan, on behalf of all Borrowers, shall not allow its ratio of consolidated Current Assets to consolidated Current Liabilities to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

                  (c) MINIMUM DEBT SERVICE COVERAGE RATIO. Canaan, on behalf of all Borrowers, will not allow its consolidated Debt Service Coverage Ratio to ever be less than 1.10 to 1.0 for any quarterly fiscal period.

                  (d) MINIMUM TANGIBLE NET WORTH. The Borrowers' consolidated Tangible Net Worth shall be no less than 80% of the Tangible Net Worth as of October 31, 2000. The Tangible Net Worth shall increase each quarter beginning December 31, 2000 by (i) 50% of Net Income for the quarter then ended with no adjustment for losses PLUS (ii) 75% of the proceeds of any issuance of equity.

                  (e) DEBT TO EBITDA RATIO. Canaan will maintain, on a consolidated basis, as of each fiscal quarter end a ratio of (a) total liabilities excluding (i) accounts arising from the purchase of goods and services in the ordinary course of business, (ii) accrued expenses or losses, and (iii) deferred revenues or gains to (b) Net Income, plus depletion, amortization, depreciation, interest expense and income taxes, for the quarter then ended, annualized, of less than 3.00:1.00 for the quarter then ended.

                  (f) CONSOLIDATIONS AND MERGERS. No Borrower will consolidate or merge with or into any other Person, except that any Borrower may
         (i) merge with another Person if such Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; or (ii) after prior notification is sent to Agent, merge or consolidate into any other Borrower.

                  (g) DEBTS, GUARANTIES AND OTHER OBLIGATIONS. Without the consent of Majority Banks, no Borrower will incur, create, assume or in any manner become or be liable in respect of any indebtedness (including Letters of Credit other than those Letters of Credit permitted hereunder) in excess of $200,000.00 in the aggregate for all Borrowers, nor will any Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                           (i) the Notes and any renewal or increase thereof, or
                  other indebtedness of the Borrowers heretofore disclosed to Banks in the Borrowers' Financial Statements or on Schedule "3" hereto; or

                           (ii) taxes, assessments or other government charges
                  which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                           (iii) indebtedness (other than in connection with a
                  loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells or the treatment, distribution, transportation of sale of production therefrom;

                           (iv) any renewals or extensions of (but not increases
                  in) any of the foregoing; or

                           (v) indebtedness to other Borrowers.

                  (h) DIVIDENDS OR DISTRIBUTIONS. No Borrower will declare, pay or make, whether in cash or property, or set aside or apply any money or assets to pay or make any dividend or distribution during any fiscal year. Notwithstanding the above, this negative covenant shall not prohibit Borrowers, other than Canaan, from declaring, paying or making, whether in cash or property, dividends or distributions to Canaan.

                  (i) LOANS AND ADVANCES. No Borrower shall make or permit to remain outstanding any loans or advances made by any Borrower to or in any person or entity, except that the foregoing restriction shall not apply to:

                           (i) loans or advances to any person, the material
                  details of which have been set forth in the Financial Statements of the Borrowers heretofore furnished to Banks; or

                           (ii) advances made in the ordinary course of
                  Borrowers' oil and gas business; or

                           (iii) loans or advances among Borrowers.

                  (j) SALE OR DISCOUNT OF RECEIVABLES. No Borrower will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

                  (k) NATURE OF BUSINESS. No Borrower will permit any material change to be made in the character of its business as carried on at the date hereof.

                  (l) TRANSACTIONS WITH AFFILIATES. No Borrower will enter into any transaction with any Affiliate (other than another Borrower), except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

                  (m) HEDGING TRANSACTIONS. No Borrower will enter into any transaction providing (i) for the hedging, forward sale, swap or any derivative thereof of crude oil or natural gas or other commodities, or
         (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuation in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to
         (x) transactions consented to in writing by the Majority Banks which are on terms acceptable to the Majority Banks, or (y) Pre-Approved Contracts. The term "Pre-Approved Contracts" as used herein shall mean any contract or agreement (i) to hedge, forward sell or swap crude oil or natural gas or otherwise sell up to 75% of the Borrowers' monthly production forecast for all of Borrowers' (A) proved and producing oil properties for the period covered by the proposed hedging transaction, and (B) proved and producing gas properties for the period covered by the proposed hedging transaction, (ii) with a term of eighteen (18) months or less, (iii) with "strike prices" per barrel or MCF as applicable greater than the Agent's forecasted price in the most recent engineering evaluation, and (iv) with counter-parties approved by Agent.

                  (n) INVESTMENTS. No Borrower shall make any investments in any person or entity, except such restriction shall not apply to:

                           (i) investments and direct obligations of the United
                  States of America or any agency thereof;

                           (ii) investments in certificates of deposit issued by
                  the Banks or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a senior unsecured debt rating of A+ by Standard & Poor's Ratings Group or A1 by Moody's Investors Service, Inc.; or

                           (iii) investments in insured money market funds,
                  LIBOR investment accounts and other similar accounts at Agent or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a senior unsecured debt rating of A+ by Standard & Poor's Ratings Group or A1 by Moody's Investors Service, Inc.; or

                           (iv)     investments in oil and gas properties; or

                           (v) investments in other Borrowers; provided such
                  investments shall not require a transfer of assets other than cash.

                  (o) AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS. No Borrower will permit any amendment to, or any alteration of, its Articles of Incorporation or Bylaws or partnership agreement, which amendment or alteration could reasonably be expected to have a Material Adverse Effect.

                  (p) LEASES. No Borrower will enter into or agree to enter into, any rental or lease agreement resulting or which would result in aggregate rental or lease payments of the Borrowers exceeding $300,000.00 in the aggregate in any fiscal year of the Borrowers under all rental or lease agreement under which any Borrower is a lessee of the property or assets covered thereby; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to oil, gas and mineral leases or permits or similar agreements entered into in the ordinary course of business or orders of any governmental authority adjudicating the rights or pooling the interests of the owners of oil and gas properties or lease agreements in effect as of the date hereof.

                  (q) ACCOUNTS PAYABLE. No Borrower shall allow any account payable to become in excess of 90 days past due, from the date of invoice, except such accounts payable as are being Contested in Good Faith.

                  (r) ISSUANCE OF PREFERRED STOCK. No Borrower shall issue any preferred stock after the date hereof without the consent of the Majority Banks. As of the date hereof, Borrowers represent and warrant that none of them have any preferred stock issued and outstanding.

                  (s) CHANGE IN OWNERSHIP OR STRUCTURE. With the exception of Canaan, no Borrower shall permit or suffer to exist any change in its current ownership or a change or amendment to its current corporate or limited partnership structure except as set forth in Section 13(f).

                  (t) PREPAYMENTS. Except as may be otherwise permitted herein, Borrowers shall not directly or indirectly make any payments upon any Debt other than regularly scheduled installments of principal and interest.

                  (u) STOCK OR INTEREST REPURCHASE. Except as may be otherwise set forth herein or in the Plan of Combination, Borrowers shall not repurchase nor set aside any funds to repurchase any stock or partnership interests. Notwithstanding the above, Borrowers shall be entitled to utilize up to $500,000.00, in the aggregate, to repurchase Canaan stock from the date hereof through April 23, 2001. Except as may be otherwise set forth herein or in the Plan of Combination, Borrowers' ability to repurchase Canaan stock will expire at 12:01 a.m. April 24, 2001.

                  (v) CHANGE IN MANAGEMENT. No Borrower shall not make, permit or suffer to exist a Change in Management.

         14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) The Borrowers shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of the Borrowers incurred pursuant to this Agreement or any other Loan Document and such failure to pay is not cured within three days after written notice of such failure is sent by Agent to Canaan, on behalf of all Borrowers; or

                  (b) Any representation or warranty made by Borrowers under this Agreement, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrowers under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrowers contained in the Loan Documents (any such default under a Security Instrument other than failure to pay must be such as would have a Material Adverse Effect), including this Agreement (excluding covenants contained in Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after notice thereof from Agent to Borrowers; or

                  (d) Default shall be made in the due observance or performance of the covenants of Borrowers contained in Section 13 of this Agreement; or

                  (e) Default shall be made in respect of any obligation for borrowed money in excess of $250,000, other than the Notes, for which Borrowers are liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrowers in respect of any agreement relating to any such obligations unless Borrowers are not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

                  (f) Borrowers shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

                  (g) An involuntary case or other proceeding, shall be commenced against Borrowers seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrowers under the federal bankruptcy laws as now or hereinafter in effect; or

                  (h) A final judgment or order for the payment of money in excess of $250,000 (or judgments or orders aggregating in excess of $250,000) shall be rendered against Borrowers and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty
         (30) days; or

                  (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Revolving Notes, and the Borrowers shall fail to comply with the provisions of Section 9(b) hereof; or

                  (j) A Change of Management shall occur; or

                  (k) Any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and such occurrence would have a Material Adverse Effect; or

                  Upon occurrence of any Event of Default specified in Subsections 14(f) and (g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrowers hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrowers. In any other Event of Default, the Agent, upon request of Majority Banks, shall by notice to the Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrowers hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

                  Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of the Borrowers against any and all of the indebtedness of the Borrowers under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by the Borrowers pursuant to this Agreement and the Notes. The Banks agree promptly to notify the Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

                  The setoff rights discusses above apply only to (i) each Borrower's separate depository accounts and (ii) each Borrower's separate funds in any combined revenue distribution accounts.

         15.      THE AGENT AND THE BANKS.

                  (a) APPOINTMENT AND AUTHORIZATION. Each Bank hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Banks are to be made available to the Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks;
         (vi) to promptly distribute to each Bank all material information, requests, documents and items received from the Borrowers under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrowers, and any person which may do business with the Borrowers, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrowers arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of the Borrowers to such Bank as of the time of such request.

                  (b) NOTE HOLDERS. From time to time as other Banks become a party to this Agreement, Agent shall obtain execution by the Borrowers of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all Revolving Notes not exceeding $100,000,000.00. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Commitments of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

                  (c) CONSULTATION WITH COUNSEL. Banks agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  (d) DOCUMENTS. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

                  (e) RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and the Borrowers, and Agent may be removed at any time with or without cause by all Banks. If no successor Agent has been so appointed by all Banks (and approved by the Borrowers) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor

         Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Bank pursuant to Section 28 hereof.

                  (f) RESPONSIBILITY OF AGENT. Agent agrees to act, subject to the express conditions contained in this Section 15, in substantially the same manner that it would act in dealing with a loan held for its own account. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank or the Borrowers that such Bank or the Borrowers considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

                  Agent shall not be responsible to Banks for any of the Borrowers' recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrowers to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the

         Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

                  Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided in Section 7(b) hereof, without the consent of Majority Banks designate the amount of the Borrowing Base or the Monthly Commitment Reduction or (ii) without the consent of all Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of all Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Banks which: (i) would increase the Borrowing Base or decrease the Monthly Commitment Reduction, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iv) would materially increase any Bank's obligations hereunder or would materially alter Agent's obligations to any Bank hereunder, (v) would release Borrowers from their obligation to pay any Bank's Note or Notes, (vi) release any of the Collateral, (vii) would change the definition of Majority Banks, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks,
         (ix) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (x) would extend the Revolving Maturity Date or (xi) would amend this sentence or the previous sentence. Agent shall not have liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Banks.

                  (g) INDEPENDENT INVESTIGATION. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrowers while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the possession of Agent.

                  (h) INDEMNIFICATION. Banks agree to indemnify Agent, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this Section 15(h) to the extent the Agent has been reimbursed for such payments by the Borrowers or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

                  (i) BENEFIT OF SECTION 15. The agreements contained in this
         Section 15 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, the Borrowers, any affiliate of the Borrowers or any other person.

                  (j) PRO RATA TREATMENT. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrowers and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrowers shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

                  (k) ASSUMPTION AS TO PAYMENTS. Except as specifically provided herein, unless Agent shall have received notice from the Borrowers prior to the date on which any payment is due to Banks hereunder that the Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that the Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at an interest rate equal to the overnight federal funds rate.

                  (l) OTHER FINANCINGS. Without limiting the rights to which any Bank otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrowers (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrowers which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrowers arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

                  (m) INTERESTS OF BANKS. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and the Borrowers recognize that the respective obligations of Banks under the Revolving Commitment shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrowers under the Revolving Commitment on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

                  (n) INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of the Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

         16       EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         17. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWERS: c/o CANAAN ENERGY CORPORATION, 119 North Robinson, Suite 600, Oklahoma City, Oklahoma 73102, Facsimile No.: 405/232-2226, Attention: Michael S. Mewbourn; (b) AGENT:
BANK ONE, OKLAHOMA, N.A., 15 East Fifth Street, Tulsa, Oklahoma, 74103,
Attention: Coy Gallatin. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17. Any notice required to be given to the Banks shall be given to the Agent and distributed to all Banks by the Agent.

         18. EXPENSES. The Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Banks, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrowers or any amendment thereof and (iii) if a Default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes.

         19. INDEMNITY. The Borrowers agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes, provided that the Borrowers shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified
Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         20. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN OKLAHOMA, OKLAHOMA COUNTY, OKLAHOMA, AND THE SUBSTANTIVE LAWS OF OKLAHOMA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

         21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         22. MAXIMUM INTEREST RATE. It is the intention of the parties hereto to comply strictly with any applicable usury laws as in effect from time to time and, in this regard, there shall never be taken, received, contracted for, collected, charged or received on any sums advanced hereunder interest in excess of that which would accrue at the Maximum Rate.

         If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, the Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable laws of the State of Oklahoma or the United States of America, the result of mathematical error on the part of the Borrowers and the Agent; and the Agent shall promptly credit the amount of such excess to the principal amount due on the Notes, or if the principal amount due on the Notes shall have been paid in full, refund the amount of such excess to the Borrowers (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Maximum Rate) upon discovery of such error by the Agent or notice thereof from the Borrowers.

         If the maturity of the Notes is accelerated by reason of an election of the Agent resulting from any Event of Default or otherwise in accordance with this Agreement, or in the event any prepayment, then such consideration that constitutes interest under applicable laws may never include amounts which are more than the Maximum Rate, and the amount of such excess, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent on the principal amount due on the Notes, or if the principal amount due on the Notes shall have been paid in full, refunded by the Agent to the Borrowers.

         All sums paid, or agreed to be paid, to the Agent for the use, forbearance and detention of the proceeds of any Advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Maximum Rate throughout the full term hereof.

         23. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

         24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

         26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrowers may not, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

         28.      ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Each Bank shall have the right to sell, assign or
                  transfer all or any part of its Note or Notes, its Commitments and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; PROVIDED, that in connection with each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve
                  Bank), the applicable Bank will consider the opinion and recommendation of Borrowers, which opinion and recommendation shall in no way be binding upon such Bank, and each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent, which consent will not be unreasonably withheld, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Commitments and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Commitments; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Commitments then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment, (4) no Bank may offer to sell its Note or Notes, Commitments, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignee delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitments and if the assignor Bank has retained a portion of its Commitments, a replacement Note in the principal amount of the Commitments retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Banks or the Agent shall be required to release the transferor Bank with respect to its Commitments assigned to such assignee and the transferor Bank shall henceforth be so released.

                  (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Commitments hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

                           (i) each Bank granting a participation shall retain
                  the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

                           (ii) in the event any Bank grants a participation
                  hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrowers shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

                           (iii) no participant shall ever have any right by
                  reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

                  (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' properties and operations which was provided to such Bank pursuant to this Agreement.

                  (d) Upon the reasonable request of either Agent or Borrowers, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

         29. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN OKLAHOMA COUNTY, OKLAHOMA. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA, COUNTY OF OKLAHOMA, OR IN THE UNITED STATES COURTS LOCATED IN OKLAHOMA COUNTY, OKLAHOMA AND THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF OKLAHOMA, COUNTY OF OKLAHOMA, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         30. WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWERS, THE AGENT AND THE BANKS, ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE NOTES, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE AGENT, THE BANKS AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT AND THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN.

         31. OTHER AGREEMENTS. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         32. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be defined in accordance with GAAP.

         33. FRAUDULENT CONVEYANCE SAVINGS CLAUSE. Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement shall not constitute a "Fraudulent Conveyance" (as defined below) as to any Borrower. Consequently, each Borrower agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance as to any such Borrower, the obligations of such Borrower under this Agreement shall be valid and enforceable against such Borrower only to the maximum extent that would not cause this Agreement to constitute a Fraudulent Conveyance as to such Borrower, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, a "FRAUDULENT CONVEYANCE" means a fraudulent conveyance under Section 548 of the Bankruptcy Code (or any successor section) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state or other governmental unit, as in effect from time to time.

         34. AUTHORITY OF CANAAN. Each Borrower hereby designates Canaan as its agent and attorney-in-fact, to act in its name, place and stead for the purpose of completing and delivering and/or receiving any and all certificates, notices or reports, financial or otherwise. Any documents executed by Canaan or requests delivered by Canaan shall be deemed given by each Borrower herein, unless otherwise indicated. Agent shall be held harmless by each Bank for acting upon any such document or request and shall be entitled to rely upon the authority granted herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.






          THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

                                    BORROWERS:

                                    CANAAN ENERGY CORPORATION,
                                    an Oklahoma corporation

                                    /s/ John K. Penton
                                    -------------------------------
                                    By: John K. Penton
                                    Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    INDIAN OIL COMPANY,
                                    an Oklahoma corporation

                                    /s/ John K. Penton
                                    -------------------------------
                                    By: John K. Penton
                                    Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES NATURAL GAS INCOME
                                    FUND 1990 LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves, Inc.,
                                             Managing General Partner


                                             /s/ John K. Penton
                                             --------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES NATURAL GAS INCOME
                                    FUND 1991 LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves Energy Corp.,
                                             Managing General Partner


                                             /s/ John K. Penton
                                             ----------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES NATURAL GAS INCOME
                                    FUND 1992 LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves Energy Corp.,
                                             Managing General Partner


                                             /s/ John K. Penton
                                             ----------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES 1993 INSTITUTIONAL
                                    LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves, Inc.,
                                             Managing General Partner


                                             /s/ John K. Penton
                                             -------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES NATURAL GAS INCOME
                                    FUND 1993 LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves Energy Corp.,
                                             Managing General Partner


                                             /s/ John K. Penton
                                             ----------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES ENERGY INCOME
                                    FUND 1995 LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves Energy Corp.,
                                             Managing General Partner

                                              /s/ John K. Penton
                                             ----------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES 1996 INSTITUTIONAL
                                    LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves, Inc.,
                                             Managing General Partner

                                              /s/ John K. Penton
                                             --------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    CORAL RESERVES ENERGY INCOME
                                    FUND 1996 LIMITED PARTNERSHIP,
                                    an Oklahoma limited partnership

                                    By:      Coral Reserves Energy Corp.,
                                             Managing General Partner

                                              /s/ John K. Penton
                                             ----------------------------
                                             By: John K. Penton
                                             Title: President

                                    Address:

                                    119 N. Robinson, Suite 600
                                    Oklahoma City, Oklahoma 73102
                                    Telephone: 405/232-3222
                                    Facsimile: 405/232-2226

                                    BANKS:

                                    BANK ONE, OKLAHOMA, N.A.,
                                    a national banking association

                                     /s/ Coy Gallatin
                                    -------------------------------
                                    By: Coy Gallatin
                                    Title: Vice President

                                    Address:

                                    15 East Fifth Street
                                    Tulsa, Oklahoma 74103
                                    Telephone: 918/586-5203
                                    Facsimile: 918/586-5474

                                    LOCAL OKLAHOMA BANK, N.A.,
                                    a national banking association

                                     /s/ John K. Slay, Jr.
                                    ------------------------------
                                    By: John K. Slay, Jr.
                                    Title: Senior Vice President

                                    Address:

                                    3601 N.W. 63rd Street
                                    Oklahoma City, Oklahoma 73116-2087
                                    Telephone: 405/841-2179
                                    Facsimile: 405/841-2175